UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2012

BIOSCRIP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-28740	05-0489664
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Clearbrook Road, Elmsford, New York		10523
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 460-1600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2012, BioScrip, Inc. (referred to herein as “the Company,” “we,” “us” and “our”) entered into an Amendment No. 1 (the “Amendment”) to the Community Pharmacy and Mail Business Purchase Agreement, dated as of February 1, 2012 (the “Asset Purchase Agreement”) by and among Walgreen Co., an Illinois corporation (“Walgreens Parent”), Walgreens Mail Service, Inc., an Illinois corporation, Walgreens Specialty Pharmacy, LLC, a Delaware limited liability company, and Walgreen Eastern Co., Inc, a New York corporation (collectively, the “Buyers”), on the one hand, and the Company and BioScrip Pharmacy (NY), Inc., a New York corporation, BioScrip Pharmacy Services, Inc., an Ohio corporation, BioScrip Pharmacy, Inc., a Minnesota corporation, Bradhurst Specialty Pharmacy, Inc., a New York corporation, BioScrip Infusion Services, Inc., a California corporation, and Natural Living Inc., a New York corporation (the “Sellers”, and together with the Company, the “Selling Parties”), on the other hand, in connection with the closing of the transactions contemplated by the Asset Purchase Agreement. as amended (the “Closing”). Capitalized terms not defined herein have the meanings ascribed to them in the Asset Purchase Agreement, as amended. The Amendment modified the Asset Purchase Agreement as follows:

•	the following items were excluded from the Purchased Assets:

•

prescription files for plan members of United Health Group or its affiliates that have a limited specialty pharmacy benefit that requires them to use an in-network specialty pharmacy provider (the “United Patients”); and

•

inventory that is (i) committed inventory that has not been shipped or delivered as of the Effective Time, (ii) 340(B) Inventory (i.e., inventory held for dispensing on behalf of 340(B) covered entities), (iii) any controlled substance inventory located in the State of Florida and (iv) any inventories on hand that the Company designates to services the United Patients at or following Closing;

•

the retention of an amount of approximately $740,000 by the Buyers for payment to the Selling Parties if a certain Required Consent was received by May 9, 2012, which amount has now been remitted to the Selling Parties;

•

the exclusion of the Stores located in Orlando, Tampa and West Palm Beach (the “Excluded Florida Stores”) from the definition of Transferred Facilities (but not exclusion of the assets located at such Stores, other than Excluded Assets, all 340(B) Inventory, all controlled substances and, in the case of the Excluded Stores other than Orlando, all pharmaceutical inventory), provided that the applicable Selling Party and applicable Buyer would, with respect to the Orlando Store, enter into a sublease providing the applicable Buyer with the right to occupy such Orlando Store for a period of not less than ninety days with renewal and assumption options at the end of such period; and

•	a carve-out to the non-compete imposed on the Selling Parties was added to permit the Selling Parties to service the United Patients for a period not to exceed thirty days following the Closing.

The Buyers are moving the business of the Excluded Florida Stores to the nearest Walgreens location following the Closing or, in the case of the Orlando Store, the expiration or termination of the sublease with respect to such Orlando Store. To the extent that the store net revenue for any of the five Florida locations owned by the Company prior to Closing, including the Excluded Florida Stores, during the twelve month period following the Closing is less than specified amounts (based generally on historical net revenues of the respective Store location), the Selling Parties shall be obligated to pay the Buyers an amount up to $6.4 million, calculable on a store-by-store basis based on the amount of displaced store net revenue at such Store. This description of the Amendment is qualified in its entirety by the Amendment filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On May 4, 2012, pursuant to the terms of the Asset Purchase Agreement, as amended, the Company received a total purchase price of approximately $158.0 million at Closing, including the estimated value of inventories on hand attributable to the operations subject to the sale of certain assets, rights and properties (the “Pharmacy Services Asset Sale”) relating to the Sellers’ traditional and specialty pharmacy mail operations and community retail pharmacy stores pursuant to such Asset Purchase Agreement. The purchase price of the inventory and transferred pre-paid expenses is subject to adjustment following the completion of post-closing inventory counts and other accounting matters. Based on events related directly or indirectly to the Buyers’ retention of certain business after the Closing, the Company may receive up to approximately $15.0 million in additional purchase price (in addition to the amount reflected in the second bullet under Item 1.01) or be required to refund up to approximately $6.4 million of purchase price to the Buyers as described in Item 1.01. The purchase price excluded all accounts receivable and working capital liabilities relating to the operations subject to the Pharmacy Services Asset Sale, which were carried at $64.3 million of net assets based on the Company’s Consolidated Balance Sheet at March 31, 2012, and will be retained by the Company. The Company estimates that the pretax gain will be approximately $111.3 million based on March 31, 2012 asset balances, however, this amount is subject to change once final entries are recorded in May. In addition, the Company expects to recognize approximately $22.3 million of restructuring costs, transaction costs, and other one-time charges as a result of the transaction in the second quarter for a net effect of approximately $89.0 million. As part of the Pharmacy Services Asset Sale and consistent with maintaining key customer relationships, the Company is providing ongoing lower margin transitional services, including services for certain key customers through the end of the third quarter.

The transaction included the sale of 27 community pharmacy locations and certain assets of three community pharmacy locations and three traditional and specialty mail service operations, which constituted all of the Company’s operations in the community pharmacy and mail order lines of business. Two mail order locations which were not transferred as part of the Pharmacy Services Asset Sale will be converted in the second half of the year to provide infusion pharmacy services. The Company is evaluating whether to convert some or all of the other retained locations to provide infusion pharmacy services.

As previously reported, the Company and BioScrip Pharmacy Services, Inc. (“BioScrip Pharmacy”), on the one hand, and DS Pharmacy, Inc. and drugstore.com, inc., both subsidiaries of Walgreens Parent (together, “drugstore.com”), on the other hand, entered into an agreement concurrently with the Asset Purchase Agreement providing that BioScrip Pharmacy ceases to be the sole fulfillment pharmacy for customers who come through the drugstore.com website, except for existing customers who have previously purchased pharmaceutical products through the website from BioScrip Pharmacy. The agreement provided for a cash payment of $3 million to the Company and the release of $2.9 million of funds held in escrow by the Company to drugstore.com following the execution of the agreement on February 1, 2012. At the closing of the Pharmacy Services Asset Sale, BioScrip Pharmacy’s existing e-commerce patient files and related assets transferred to the Buyers. The agreement also contained a mutual settlement and release of claims between the parties.

The information contained in Item 1.01 is incorporated herein by reference. The Company is filing as an exhibit the Company’s unaudited pro forma consolidated financial information with respect to the Pharmacy Services Asset Sale, which is included as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Amendment No. 1, dated as of May 4, 2012, to the Community Pharmacy and Mail Business Purchase Agreement, dated as of February 1, 2012, by and among Walgreen Co., an Illinois corporation, Walgreens Mail Service, Inc., an Illinois corporation, Walgreens Specialty Pharmacy, LLC, a Delaware limited liability company, and Walgreen Eastern Co., Inc., a New York corporation, the Company and subsidiaries of the Company listed on Annex A thereto

99.1	Unaudited Pro Forma Consolidated Financial Information of BioScrip, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSCRIP, INC.

Date: May 10, 2012		/s/ Kimberlee Seah
	By:	Kimberlee Seah
Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Amendment No. 1, dated as of May 4, 2012, to the Community Pharmacy and Mail Business Purchase Agreement, dated as of February 1, 2012, by and among Walgreen Co., an Illinois corporation, Walgreens Mail Service, Inc., an Illinois corporation, Walgreens Specialty Pharmacy, LLC, a Delaware limited liability company, and Walgreen Eastern Co., Inc., a New York corporation, the Company and subsidiaries of the Company listed on Annex A thereto

99.1	Unaudited Pro Forma Consolidated Financial Information of BioScrip, Inc.